Item 26. Exhibit (g) vi. a.

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.

AMENDMENT to the
SELECTED REINSURANCE AGREEMENTS
in the attached Exhibit
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
MML BAY STATE LIFE INSURANCE COMPANY, and
C.M. LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

SECURITY LIFE OF DENVER INSURANCE COMPANY
(the “Reinsurer”)

Effective August 1, 2018, the Amendment Effective Date, the Ceding Company agrees _____ the YRT Agreements listed in the attached Exhibit (the “Selected Agreements”).

The Reinsurer agrees to_____.

Except as provided herein, all other terms, provisions and conditions of the Selected Agreements remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

Amendment to_____, page 2

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7/18/18
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7/18/18
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7/18/18
Peter G Ferris
Vice President & Actuary

SECURITY LIFE OF DENVER INSURANCE COMPANY (Signed by Hannover Life Reassurance Company of America by Power of Attorney)

By:	/s/ Jay Biehl	Date:	7/18/18

Print name:	Jay Biehl

Title:	SVP

SECURITY LIFE OF DENVER INSURANCE COMPANY (Signed by Hannover Life Reassurance Company of America by Power of Attorney)

By:	/s/ A Creighton	Date:	7/18/18

Print name:	A Creighton

Title:	SVP

Amendment to_____, page 3

Exhibit

YRT Agreements

Effective Date of Agreement	Description	Reinsurer’s Agreement #	TAI Code
9/1/1998	VUL	_____	_____
5/1/2001	VUL II/_____	_____	_____

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